UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2021
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement
As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2020, Bandwidth Inc. (the “Company” or “Bandwidth”) has agreed to purchase from the State of North Carolina approximately 40 acres of vacant land located at the southwest quadrant of Reedy Creek Road and Edwards Mill Road in Raleigh, North Carolina (the “Property”) for $30,000,000, subject to certain conditions. Bandwidth has also agreed to construct, at its expense, a parking lot and related improvements (the “Parking Improvements”) on land adjacent to the Property that is owned by the State of North Carolina.
On May 27, 2021, Bandwidth and USEF Edwards Mill Owner, LLC (the “Developer”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which Bandwidth has agreed to sell approximately 23.76 acres of the Property (the “Conveyed Parcel”) to Developer for $17,462,028. Bandwidth will retain approximately 16.96 acres of the Property (the “Retained Parcel”). Under the Purchase Agreement, Developer has agreed to construct the Parking Improvements on behalf of Bandwidth.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
Lease Agreement
On May 27, 2021, Bandwidth entered into a Lease Agreement (the “Lease”) with the Developer for the Conveyed Parcel, together with improvements to be constructed thereon consisting of one office building, a Montessori school, a multi-purpose facility, a fitness center and a parking facility, collectively constituting approximately 534,000 gross square feet (the “Project”). When construction is completed, Bandwidth intends to relocate its corporate headquarters currently located on the Centennial Campus of North Carolina State University in Raleigh, North Carolina, to the Project.
Under the terms of the Lease, the Developer is obligated, at its cost, to build the shell and core of the buildings comprising the Project and to complete certain tenant improvements using an allowance of approximately $68,140,000 provided by the Developer for the benefit of the Company (the “Tenant Work Allowance”). After the Tenant Work Allowance is fully exhausted, Bandwidth will place into escrow an amount equal to the final “Cost of the Work” (as defined in the Lease) minus the amount of the Tenant Work Allowance (the “Excess Costs”) to fund the completion of the Project, including the tenant improvements.
The Lease term will commence upon substantial completion of the final building to be delivered, as evidenced by a certificate of occupancy issued by the City of Raleigh (the “Commencement Date”), and continue for a period of twenty (20) years (the “Initial Term”). It is anticipated that the Commencement Date will occur in May 2023. If the Commencement Date does not occur within one hundred twenty (120) days from the scheduled Commencement Date, the Company shall be entitled to a rent abatement equal to one (1) day of base rent for each day of delay after such 120-day period. If the Commencement Date does not occur within one hundred eighty (180) days from the scheduled Commencement Date, the Company shall be entitled to rent abatement equal to two (2) days of base rent for each day of delay such 180-day period. If the Commencement Date is not delivered within twelve (12) months of the scheduled Commencement Date, Tenant may terminate the Lease.
Base rent payments will begin on the Commencement Date. The initial base rent will be $38.79 per square foot, or approximately $20,710,000 per annum, and will increase by 1.85% on each anniversary of the Commencement Date.
As security for the payment of rent under the Lease, Bandwidth will be required to grant to the Developer a first lien on the Retained Parcel and provide $2,500,000 in cash to be held in escrow by the Developer.
Bandwidth will be responsible for all operating expenses for the Project, including taxes, insurance, maintenance, and any and all other expenses in maintaining, repairing and replacing the Project. Notwithstanding the foregoing, the Developer shall be responsible, at its sole cost and expense, to replace (but not repair or maintain, which costs shall be included in operating expenses) the roof of each building, as well as to maintain, repair and replace foundations and exterior walls of each building.

Bandwidth has the option to renew the Initial Term of the Lease for two ten-year periods (each, an “Option Term”). The rental rate for each Option Term will be one hundred percent (100%) of the then-prevailing market rental rate for comparable buildings in the Raleigh, North Carolina market.
In the event the Developer desires to sell the Project, Bandwidth has a right of first offer to purchase the Project from the Developer under the terms set forth in the Lease. If the Developer sells the Project to a third party at any time prior to the seventh (7th) year of the Lease, and the “cap rate” received by the Developer in such sale is less than five and one-half percent (5.5%), then Bandwidth shall receive fifteen percent (15%) of the “Excess Sales Proceeds’ (as defined in the Lease) at the closing of such sale. The cap rate shall be determined by dividing the annual Base Rent payable by Bandwidth for the twelve (12) months immediately following the date of the sale by the sales price.
The respective obligations of Bandwidth and the Developer under the Lease are conditioned upon the Developer acquiring fee simple title to the Conveyed Parcel. If the Purchase Agreement is terminated for any reason, the Lease shall automatically terminate.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Escrow Agreement
On May 27, 2021, Bandwidth, the Developer and Chicago Title Insurance Company (the “Escrow Agent”) entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which Bandwidth will deposit a total of $7,500,000 with the Escrow Agent to fund the “Tenant Work Escrow” (as defined in the Lease). An amount equal to $3,000,000 will be held back from Bandwidth’s proceeds from the sale of the Conveyed Parcel on the date such sale is consummated, and Bandwidth is required to fund the remaining $4,500,000 on or before January 15, 2022. In addition, Bandwidth will deposit an amount equal to the Excess Costs with the Escrow Agent when such amount has been determined, which is expected to occur in January 2022.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Escrow Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Forward-Looking Statements
In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. Forward-looking statements generally can be identified by the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “estimate,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations strategy, plans or intentions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated May 27, 2021 by and between USEF Edwards Mill Owner, LLC and Bandwidth Inc.*
10.2	Lease Agreement dated May 27, 2021 by and between USEF Edwards Mill Owner, LLC and Bandwidth Inc.*
10.3	Escrow Agreement dated May 27, 2021 by and among Bandwidth Inc., USEF Edwards Mill Owner, LLC and Chicago Title Insurance Company
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)
* Certain of the exhibits to this Exhibit 10.1 or 10.2, as applicable, have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: May 28, 2021	By:	/s/ Jeffrey A. Hoffman
	Name:	Jeffrey A. Hoffman
	Title:	Chief Financial Officer